Exhibit 23.6

Bellevue

Boise

Colfax

Grandview

Moses Lake

Omak

Othello

Quincy

Spokane

Tri- Cities

Walla Walla

Wenatchee

Yakima

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement on Form S-4 of Hecla Mining Company (File Number 333-130682) of our report dated March 13, 2008, relating to our audit of the consolidated financial statements of Independence Lead Mines Company for the year ended December 31, 2007, which appear in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

May 16, 2008